EXHIBIT 1.1

MFA MORTGAGE INVESTMENTS, INC.

2,000,000 Shares
8.50% Series A Cumulative Redeemable Preferred Stock
Liquidation Preference $25.00 Per Share

UNDERWRITING AGREEMENT

April 22, 2004

UNDERWRITING AGREEMENT

April 22, 2004

BEAR, STEARNS & CO. INC.
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
RBC DAIN RAUSCHER INC.
FLAGSTONE SECURITIES, LLC
as Representatives of the several Underwriters,
c/o Bear, Stearns & Co. Inc.
393 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

     MFA Mortgage Investments, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), including Bear, Stearns & Co. Inc. (“Bear Stearns”), Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company, Incorporated, RBC Dain Rauscher Inc. and Flagstone Securities, LLC, as representatives of the several Underwriters, an aggregate of 2,000,000 shares (the “Firm Shares”) of 8.50% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (the “Preferred Stock”) of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 300,000 shares of Preferred Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-106606), including a base prospectus, with respect to the Shares, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company has furnished to Bear Stearns, for use by the Underwriters and by dealers, copies of one or more prospectuses included as part of such registration statement, as supplemented by a preliminary prospectus supplement dated April 19, 2004 (the “Preliminary Prospectus Supplement”) and including the documents incorporated in such prospectus by reference, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day (as defined below) following the date of this Underwriting Agreement (this “Agreement”) (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

     The Company and the Underwriters agree as follows:

     1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as Bear Stearns may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A annexed hereto at a purchase price of $24.2125 per Share. The Company is advised by Bear Stearns that the Underwriters intend (i) to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine in accordance with the rules and regulations of the Securities Act.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as Bear Stearns may determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by Bear Stearns on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being hereinafter referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares (subject, in each case, to such adjustment as Bear Stearns may determine to eliminate fractional shares). As used herein "Business Day” shall mean a day on which the New York Stock Exchange (the "NYSE”) is open for trading and commercial banks in The City of New York are open for business.

     2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to Bear Stearns through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 27, 2004 (unless another time shall be agreed to by Bear Stearns and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase.” Certificates for the Firm Shares shall be delivered to you through the facilities of DTC, in book-entry form at the time of purchase in such names and in such denominations as Bear Stearns shall specify. For the purpose of expediting the checking of the certificates for the Firm Shares by Bear Stearns, the Company agrees to make a form of such certificate available to Bear Stearns for such purpose at least one full Business Day preceding the time of purchase.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you through the facilities of DTC, in book-entry form at the additional time of purchase in such names and in such denominations as Bear Stearns shall specify. For the purpose of expediting the checking of the certificates for the Additional Shares by Bear Stearns, the Company agrees to make a form of such certificate available to Bear Stearns for such purpose at least one full Business Day preceding the additional time of purchase.

     3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree. Copies of the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement.

          (b) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, and the Preliminary Prospectus Supplement, on the date of filing thereof with the Commission, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not, or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, and the Preliminary Prospectus Supplement, on the date of filing thereof with the Commission, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by Bear Stearns, on behalf of the several Underwriters, specifically for use in the preparation thereof.

          (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

          (d) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and the Prospectus are accurate in all material respects and fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company and, to the Company’s knowledge, the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

          (e) The Prospectus and the Preliminary Prospectus Supplement delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Prospectus and the Preliminary Prospectus Supplement created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

          (f) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”) and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by any jurisdictions in which it owns or leases property or conducts business.

          (g) The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act); and does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except that it owns (a) (i) a 100% ownership interest in PF One Corporation, a Nebraska corporation (“PF One”), which in turn owns an 1.766% ownership interest in Lealand Place, LLC, a Georgia limited liability company (“Lealand”), (ii) a 100% ownership interest in Retirement Centers Corporation, a Delaware corporation (“RCC”), which in turn owns a 100% ownership interest in Greenhouse Holdings, LLC, a Nebraska limited liability company (“Greenhouse”), and an 88.3% ownership interest in Lealand, (iii) a 100% ownership interest in MFA Spartan, Inc., a Delaware corporation (“Spartan Inc.”), which in turn owns a 100% ownership interest in MFA Spartan I, LLC, a Delaware limited liability company (“Spartan LLC”), (iv) a 99% limited partner interest in Morrowood Associates, Ltd., a Georgia limited partnership (“Morrowood”), (v) a 99% limited partner interest in Harmony Bay Associates, Ltd., a Georgia limited partnership (“Harmony Bay”), and (vi) a 99% limited partner interest in Owings Chase Limited Partnership, a Maryland limited partnership (“Owings Chase” and together with Lealand and Greenhouse, the “Property Entities” and, together with PF One, RCC, Spartan Inc., Spartan LLC, Harmony Bay and Morrowood, the "Subsidiaries”), which in turn holds a 9.934% ownership interest in Lealand and (b) the securities comprising the Investment Portfolio (as defined below). Complete and correct copies of the articles of incorporation and of the bylaws or other formation documents of the Company and each of the Subsidiaries, as applicable, and all amendments thereto have been made available to Bear Stearns and/or its counsel and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, the additional time of purchase. To the Company’s knowledge, each Subsidiary has been duly formed and incorporated or organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation or organization and is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and to the Company’s knowledge, each Subsidiary has full corporate, partnership or limited liability power and authority, as applicable, necessary to own, hold, lease and/or operate its assets and properties and to conduct its business in which it is engaged and as described in the Registration Statement and the Prospectus, and, to the Company’s knowledge, each Subsidiary is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by jurisdictions in which it owns or leases property or conducts business; to the Company’s knowledge, all of the outstanding shares of capital stock or other equity interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable with respect to the corporate Subsidiaries, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are not subject to any security interest, other encumbrance or adverse claims; and to the Company’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (h) Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, bylaws, certificate of formation, partnership agreement or limited liability company agreement, as the case may be, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected the effect of which breach, violation or default under clause (ii) could reasonably be expected to result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter, bylaws, certificate of formation, partnership agreement or limited liability company agreement, as the case may be, of the Company or, to the Company’s knowledge, any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or, to the Company’s knowledge, any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, the effect of which breach, violation or default under clause (ii) could reasonably be expected to result in a Material Adverse Effect or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or, to the Company’s knowledge, any of the Subsidiaries.

          (i) As of December 31, 2003, the Company had an authorized, issued and outstanding capitalization as set forth in its consolidated statements of financial condition included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

All of the issued and outstanding shares of capital stock, including the Preferred Stock, of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

          (j) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

          (k) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Preliminary Prospectus Supplement and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

          (l) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act.

          (m) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (iii) such approvals obtained in connection with the approval of the listing of the Shares on the NYSE.

          (n) Except as set forth in the Registration Statement and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any shares of Preferred Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Preferred Stock or shares of any other capital stock or other securities of the Company, and (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise; except for registration rights granted to certain former shareholders of America First Mortgage Advisory Corporation, a Maryland corporation (“America First”), in connection with the consummation of the transactions contemplated in that certain Agreement and Plan of Merger, dated September 24, 2001, among the Company, America First and the other parties thereto (the “Merger Agreement”), no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any shares of Preferred Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

          (o) Ernst & Young LLP and PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and the Prospectus, were during the periods covered by their reports independent public accountants as required by the Securities Act.

          (p) The Company and, to the Company’s knowledge, each Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus except such as could not have a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any Subsidiary is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or such Subsidiary, the effect of which could have a Material Adverse Effect. The Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus, except such accreditations or certifications that the Company has already obtained.

          (q) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

          (r) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which either the Company or, to the Company’s knowledge, any Subsidiaries or any of their respective officers or directors is a party or of which any of their respective properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having individually or in the aggregate a Material Adverse Effect or prevent, or interfere in any material respect with the consummation of the transactions contemplated hereby.

          (s) During the 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the 36 calendar months preceding the filing of the Registration Statement, the Company filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

          (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which is likely to cause a material adverse change, in the business, properties, management or assets described or referred to in the Registration Statement or the Prospectus, or the results of operations, condition (financial or otherwise), net worth, business or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, except transactions in the ordinary course of business consistent with past practices, (iii) any obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and the Subsidiaries taken as a whole, except transactions in the ordinary course of business consistent with past practices, (iv) any change in the capital stock or, except obligations incurred in the ordinary course of business, outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligation (including off-balance sheet obligations) which is not disclosed in the Registration Statement or the Prospectus.

          (u) The Company (i) does not have any issued or outstanding preferred stock other than, at the time of purchase, the Preferred Stock or (ii) has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults would have a Material Adverse Effect.

          (v) Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (w) At the time of purchase, the Shares will be approved for listing on the NYSE, subject to official notice of issuance, or the Company will have filed an application for listing of the Shares on the NYSE.

          (x) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (“NASD”)) any member firm of the NASD.

          (y) The Company has not relied upon Bear Stearns or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

          (z) Any certificate signed by any officer of the Company delivered to Bear Stearns or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (aa) As of December 31, 2003, the investment portfolio (the “Investment Portfolio”) of the Company consisted of approximately 99.3% of (x) mortgage-backed securities and the related mortgage-backed securities receivables issued or guaranteed by an agency of the U.S. government such as the Government National Mortgage Association or a Federally chartered corporation such as the Federal Home Loan Mortgage Corporation or Fannie Mae, (y) mortgage-backed securities and the related mortgage-backed securities receivables rated in one of the two highest rating categories by at least one nationally recognized rating agency and (z) cash. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Prospectus, including making any change to any stated investment percentages or guidelines or the stated assets-to-equity ratio currently employed by the Company; the Company and, to the Company’s knowledge, the Subsidiaries have good and marketable title to all properties and assets owned directly by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (except for any security interest, lien encumbrance or claim that may otherwise exist under any applicable repurchase agreement or as otherwise disclosed in the Prospectus), except such as do not interfere with the use made or proposed to be made of such asset or property by the Company or any Subsidiary, as the case may be; the Company does not directly own any real property; any real property and buildings held under lease directly by the Company are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

          (bb) The Company and, to the Company’s knowledge, each of the Subsidiaries has filed on a timely basis (taking into account all applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the books of the Company and, to the Company’s knowledge, the Subsidiaries.

          (cc) The Company and, to the Company’s knowledge, each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively, “Intangibles”), necessary to entitle the Company and, to the Company’s knowledge, each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor, to the Company’s knowledge, any Subsidiary has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

          (dd) Except as otherwise disclosed in the Prospectus, neither the Company nor, to the Company’s knowledge, any of the Property Entities has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any Property Entity, including any real property underlying any loan held by any Property Entity (collectively, the “Real Property”), except in material compliance with applicable laws; to the knowledge of the Company, the Real Property, and the Company’s and the Property Entities’ operations with respect to the Real Property, are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), and the Company and, to the Company’s knowledge, the Property Entities are in material compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws; except as otherwise disclosed in the Prospectus, neither the Company nor, to the Company’s knowledge, the Property Entities has received any written or oral notice from any governmental entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any of the Property Entities; or that the Company or any of the Property Entities is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, ET SEQ., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of the Property Entities is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

          (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ff) The Company and, to the Company’s knowledge, each of the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (gg) Neither the Company nor, to the Company’s knowledge, any Subsidiary is in violation, and none of them has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to its business and which, in the case of the Property Entities, could reasonably expect to result in a Material Adverse Effect. The Company and, to the Company’s knowledge, each Subsidiary have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their businesses, and the Company and, to the Company’s knowledge, each Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

          (hh) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

          (ii) There are no existing or threatened labor disputes with the employees of the Company or, to the Company’s knowledge, any Subsidiary which are likely to have individually or in the aggregate a Material Adverse Effect.

          (jj) None of the Company or, to the Company’s knowledge, any Subsidiary or any employee or agent of the Company or any Subsidiary, has made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

          (kk) The Company has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code”), for all taxable years commencing with its taxable year ended December 31, 1997. The proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

          (ll) Neither the Company nor PF One or RCC, or to the knowledge of the Company, the Property Entities, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (mm) No relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers,

stockholders or directors of the Company or any Subsidiary, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of them to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of the members of the families of any of them.

          (nn) Neither the Company nor, to the Company’s knowledge, any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

          (oo) The Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

          (pp) The Company has retained Ernst & Young LLP as its independent accountants and independent tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

     4. Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters that:

          (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as Bear Stearns may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise Bear Stearns of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (b) The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

          (c) The Company will advise Bear Stearns immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will advise Bear Stearns promptly of any proposal to amend or supplement the Registration Statement or the Prospectus including by filing any documents that would be incorporated therein by reference and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to file no such amendment or supplement to which Bear Stearns shall object to in writing.

          (d) The Company will advise Bear Stearns promptly and, if requested by Bear Stearns, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

          (e) The Company will, promptly upon request, furnish to Bear Stearns and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as Bear Stearns may reasonably request regarding the Company, in each case as soon as such communication, document or information becomes available.

          (f) The Company will advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, Bear Stearns or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as Bear Stearns may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law.

          (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Underwriters in writing when such statement has been made available.

          (h) The Company will furnish to Bear Stearns a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as Bear Stearns may reasonably request.

          (i) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

          (j) The Company will furnish to Bear Stearns, not less than two Business Days before a filing with the Commission during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period will file all such documents in a manner and within the time periods required by the Exchange Act.

          (k) The Company will not sell, offer, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Preferred Stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of Preferred Stock for a period of 30 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Bear Stearns. The foregoing sentence shall not apply to the Shares to be sold hereunder.

          (l) The Company will (i) have filed an application for listing of the Shares on the NYSE at or prior to the time of purchase and (ii) use its best efforts to cause the Shares to be listed on the NYSE within 30 days of the time of purchase and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

          (m) The Company will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization,

(ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

          (n) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

          (o) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof or in clause (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the qualification, if any, of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (v) the filing, if any, for review of the public offering of the Shares by the NASD, (vi) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and (vii) the performance of the Company’s other obligations hereunder.

          (p) The Company will not (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Shares, or (iii) prior to the expiration of the Lock-Up Period, pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company, excluding any such compensation relating to the Company’s existing Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan.

          (q) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that act or otherwise comply with that act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

          (r) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

          (s) The Company has been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

          (t) The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

          (u) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

          (v) The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

          (w) The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

          (x) The execution and filing of Articles Supplementary relating to the Shares (the “Articles Supplementary”) have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with the General Corporation Law of the State of Maryland and have been, or will be, filed with the Maryland State Department of Assessments and Taxation (“SDAT”).

     5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall furnish to Bear Stearns at the time of purchase and at the additional time of purchase, as the case may be, opinions of Clifford Chance US LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Sullivan & Cromwell LLP, counsel for the Underwriters, substantially in the forms of Exhibit A-1 and Exhibit A-2 attached hereto.

          (b) Bear Stearns shall have received from PricewaterhouseCoopers LLP and Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Bear Stearns relating to the financial statements, including any pro forma financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

     In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation from the Company as to the significance thereof, unless Bear Stearns deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of Bear Stearns, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

          (c) Bear Stearns shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable letter of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as Bear Stearns shall reasonably request, and such counsel shall have received such papers and information as they may reasonably require to enable them to pass upon such matters. Bear Stearns shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Kutak Rock LLP, special Maryland counsel for the Underwriters, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, with respect to such matters as Bear Stearns shall reasonably request, substantially in the form of Exhibit B attached hereto.

          (d) No amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters object in writing.

          (e) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or the additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

          (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Prospectus on the date hereof), in the business, condition, net worth or prospects of the Company and the Subsidiaries taken as a whole shall have occurred or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

          (h) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to Bear Stearns a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and that the conditions set forth in paragraphs (e) and (g) of this Section 6 have been met.

          (i) The Company shall have furnished to Bear Stearns such other documents and certificates, including as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as Bear Stearns may reasonably request.

          (j) The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to the time of purchase or the additional time of purchase, as the case may be.

          (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Bear Stearns, at any time prior to the time of purchase or, if applicable, the additional time of purchase, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse change (financial or otherwise) or any development involving a material adverse and unfavorable change (financial or otherwise) (in each case, other than disclosed, or incorporated by reference into the Registration Statement and the Prospectus on the date hereof), in the operations, business, net worth, financial condition or prospects of the Company and the Subsidiaries taken as a whole shall have occurred which would, in the sole judgment of Bear Stearns, make it impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (iii) if the United States shall have declared war in accordance with its constitutional processes or there has occurred an outbreak or escalation of hostilities or acts of terrorism against the United States or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of Bear Stearns, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus or enforce contracts for the sale of the Shares, (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE has been suspended (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, (v) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act, (vii) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Bear Stearns, materially adversely affects or will materially adversely affect the business or operations of the Company or (viii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the opinion of Bear Stearns, has a material adverse effect on the securities markets in the United States.

     If Bear Stearns elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters’ Commitments. If any Underwriter shall default in its obligation under this Agreement to take up and pay for the Shares to be purchased by it under this Agreement (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof), Bear Stearns shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the number of Shares agreed to be purchased by all such defaulting Underwriters in such amount or amounts as Bear Stearns may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A; and (ii) if the total number of Defaulted Shares exceeds 10% of such total number of Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period from the date of default for the purchase of such Defaulted Shares, Bear Stearns may terminate this Agreement by notice to the Company, without liability of any party to any other party, except that the provisions of Sections 4(o), 5 and 9 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by Bear Stearns with the approval of the Company or selected by the Company with Bear Stearns’s approval).

     If a new Underwriter is, or new Underwriters are, substituted for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or Bear Stearns shall have the right to postpone the time of purchase or the additional time of purchase, as the case may be, for a period not exceeding five Business Days from the date of substitution in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 8 with like effect as if such substituted underwriter had originally been named in Schedule A.

     9. Indemnity and Contribution.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any Person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9(a) being deemed to include the Prospectus and the Preliminary Prospectus Supplement, as amended or supplemented by the Company), or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or arises out of or is based upon any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein not misleading except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter and furnished in writing by or on behalf of such Underwriter through Bear Stearns to the Company expressly for use with reference to such Underwriter in the Registration Statement or Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such Person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such Person or otherwise. Such Underwriter or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through Bear Stearns to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make the statement in such Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

     If any Proceeding is brought against the Company or any such Person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such Person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such Person or otherwise. The Company or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such Person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an Indemnified Party harmless with respect to any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 9 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11(f) are several in proportion to their respective underwriting commitments and not joint.

          (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any Person (including each partner, officer or director of such Person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Facsimile: 212-272-6227 Attention: Christopher O’Connor; with a copy to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Facsimile: 212-272-3485 Attention: Kenneth Masotti (which copy shall not constitute sufficient notice); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 350 Park Ave., 21st Floor, New York, New York 10022, Attention: Timothy Korth, Esq., Facsimile: (212) 207-6420.

     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Bear Stearns or any indemnified party. Each of Bear Stearns and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     13. Parties at Interest. This Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

MFA MORTGAGE INVESTMENTS, INC.

By	/s/ William S. Gorin

Name: William S. Gorin Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date
first above written, on behalf of itself
and the other several Underwriters
named in Schedule A

BEAR, STEARNS & CO. INC.

By:	/s/ Chris O’Connor Name: Chris O’Connor
Title: Managing Director

SCHEDULE A

	Number of	Maximum Number of
Underwriter	Firm Shares	Additional Shares
Bear, Stearns & Co. Inc.	800,000	120,000
Friedman, Billings, Ramsey & Co., Inc.	600,000	90,000
Stifel, Nicolaus & Company, Incorporated	300,000	45,000
RBC Dain Rauscher Inc.	150,000	22,500
Flagstone Securities, LLC	150,000	22,500
Total	2,000,000	300,000

Sch A

EXHIBIT A-1

OPINION OF CLIFFORD CHANCE US LLP

1. As of December 31, 2003, the Company had an authorized capitalization as set forth in its consolidated statements of financial condition included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. All of the outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus or the documents incorporated therein by reference, there are no authorized and validly issued (a) securities or obligations of the Company convertible into, or exchangeable for, shares of Preferred Stock or (b) warrants, rights or other convertible or exchangeable securities or obligations of the Company. Except as set forth in the Prospectus or the documents incorporated therein by reference or contemplated by, or described in, the Underwriting Agreement, there are no outstanding obligations of the Company to issue any shares of Preferred Stock, other capital stock or any warrants, rights, options or other convertible or exchangeable securities or obligations.

2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Company has full corporate power and authority to own its assets and to conduct its business as described in the Prospectus.

3. The Company is duly qualified or registered as a foreign corporation to transact business in each jurisdiction set forth on Schedule 1 hereto in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on the assets, operations or financial condition, taken as a whole, of the Company (a "Material Adverse Effect”). To the knowledge of such counsel, other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association.

4. The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under), (i) the charter or by-laws of the Company, (ii) any agreement set forth on Schedule 2 hereto or (iii) to our knowledge, any Applicable Law or any decree, judgment or order applicable to the Company (other than state and foreign securities or blue sky laws, as to which we express no opinion), except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, which individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect.

5. The Company has full corporate power and authority to enter into, and to perform its obligations under, the Underwriting Agreement and to consummate the transactions contemplated therein. The execution and delivery of the Underwriting Agreement has been duly authorized by all necessary corporate action of the Company and the Underwriting Agreement has been duly executed and delivered by the Company.

6. The execution and filing of Articles Supplementary relating to the Shares (the “Articles Supplementary”) have been duly authorized by the Company and the Articles Supplementary

Ex A-1-1

have been executed in accordance with the General Corporation Law of the State of Maryland (the “MGCL”) and have been filed with the Maryland State Department of Assessments and Taxation.

7. No approval, authorization, consent or order of, or filing with, any federal or state governmental or regulatory commission, board, body, authority or agency is required under Applicable Law in connection with the execution, delivery and performance of the Underwriting Agreement, or the consummation of the transactions contemplated thereby, by the Company, other than such as have been obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended, and such approvals as have been obtained in connection with the listing of the Shares on the New York Stock Exchange; provided, however, that we do not express any opinion as to any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements relating to the offering of the Shares by the NASD.

8. The Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Shares, when issued and delivered by the Company in accordance with such authorization and pursuant to the Underwriting Agreement against payment of the consideration specified in the Underwriting Agreement, will be validly issued, fully paid and nonassessable under the MGCL and, except for any action that may have been taken by the holder thereof, free and clear of any pledge, lien, encumbrance, security interest or other claim.

9. The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of the MGCL, under the charter or by-laws of the Company or under any agreement known to us to which the Company is a party.

10. To our knowledge, except as otherwise described in the Registration Statement, the Prospectus, the documents incorporated therein by reference or the exhibits filed in connection therewith, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

11. The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements of the MGCL, the charter and by-laws of the Company and the rules of the New York Stock Exchange.

12. At the time the Registration Statement became effective, the Registration Statement and, as of the date of the Underwriting Agreement and the date hereof, the Prospectus (in each case, other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

13. The statements under the caption “Description of the Series A Preferred Stock” in the Prospectus Supplement and “Description of Stock” in the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects.

14. To our knowledge, there are no actions, suits or proceedings or inquiries or investigations, pending or threatened, against the Company or any of its officers and directors or to which the

Ex A-1-2

Company’s assets (excluding the Company’s direct or indirect interests in the Subsidiaries) are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Prospectus or the documents incorporated therein by reference but are not so described.

15. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16. Commencing with its taxable year ended December 31, 1998, the Company was organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operation as described in the Prospectus and as set forth in a certificate of representations from the Company has enabled it to meet the requirements for qualification as a REIT under the Code, and the Company’s proposed method of operation as described in the Prospectus and the certificate of representations will enable the Company to continue to so qualify; to the extent that the foregoing opinion refers to any period beginning prior to January 1, 2002, it is based solely on the Kutak Opinion (which such counsel has relied upon with the underwriters’ express permission).

     The Registration Statement became effective under the Securities Act on July 8, 2003 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

     In addition, we have reviewed the Registration Statement and the Prospectus and participated in the preparation of the Prospectus Supplement and in conferences with officers and other representatives of the Company, representatives of independent public accountants for the Company and representatives of and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings and, on the basis of the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Underwriting Agreement or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, financial schedules and other financial data included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus).

     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility, except as otherwise stated in opinion (13) above, for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

Ex A-1-3

EXHIBIT A-2

OPINION OF CLIFFORD CHANCE US LLP AS TO TAX MATTERS

     The statements under the caption “Federal Income Tax Considerations” in the Prospectus Supplement and Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects.

Ex A-2-1

EXHIBIT B

OPINION OF KUTAK ROCK LLP

     1. The statements under the caption “Description of the Series A Preferred Stock” in the Prospectus Supplement and “Description of Stock” in the Registration Statement and the Prospectus, insofar as such statements constitute matters of Maryland corporate law, have been reviewed by such counsel and are a fair summary of such matters.

     2. As of December 31, 2003, the Company had an authorized capitalization as set forth in its consolidated statements of financial condition included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

     3. The outstanding shares of capital stock of the Company including the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     4. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Maryland with the requisite corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute, deliver and perform the Underwriting Agreement and to consummate the transactions described therein.

     5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     6. The execution and filing of Articles Supplementary relating to the Shares (the “Articles Supplementary”) have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with the General Corporation Law of the State of Maryland and have been filed with the Maryland State Department of Assessments and Taxation.

     7. For the period prior to January 1, 2002, (i) commencing with the Company’s taxable year ended December 31, 1998, the Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, (ii) the Company’s method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code and (iii) the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. We are also of the opinion that the descriptions of the law contained in the Registration Statement under the caption “Description of the Plan” and under the caption “Federal Income Tax Considerations” in the Prospectus Supplement and Prospectus are correct in all material respects, and the discussion thereunder fairly summarizes the material federal income tax consequences to a holder of capital stock of the Company.

Ex B-1